UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2011

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	001-33609	30-0520478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4520 East-West Highway, Suite 300 Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 26, 2011, the registrant and Covance Inc., or Covance, entered into a settlement agreement to dismiss with prejudice the lawsuit brought in the Circuit Court of Montgomery County, Maryland against Covance regarding its conduct in performing three clinical trials of lubiprostone of opioid-induced bowel dysfunction in non-cancer pain patients, or Settlement Agreement. Under the terms of the Settlement Agreement, Covance agreed to pay $10.0 million to the registrant, and to cancel $1.1 million in payables owed. The parties agreed that the Settlement Agreement was intended solely as a compromise of disputed claims and was not to be understood as an admission of wrongdoing.

The above description of the material terms of the Settlement Agreement is qualified in its entirety by reference to the text of the agreement, which will be filed as an exhibit with the Form 10-Q for the quarter ending September 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

Date:	November 1, 2011	By:	/s/ THOMAS J. KNAPP
			Name:	Thomas J. Knapp
			Title:	Sr. VP, General Counsel & Corporate Secretary